UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) On January 30, 2007, our Compensation Committee awarded the following cash bonuses to our named executive officers pursuant to our 2006 Executive Management Incentive Compensation plan, which provides for such bonuses based upon the corporate and individual achievements of specified objective performance goals for the year:

Christopher Calhoun, CEO
Bonus Awarded: $121,800

Marc Hedrick, President
Bonus Awarded: $84,863

Mark Saad, Chief Financial Officer
Bonus Awarded: $63,438

Seijiro Shirahama, Senior Vice President - Asia Pacific
Bonus Awarded: $36,425

John Ransom, PhD, Vice President of Research - Regenerative Cell Technology
Bonus Awarded: $24,000

We expect Mr. Calhoun, Dr. Hedrick, Mr. Saad, Mr. Shirahama and Dr. Ransom to be our “named executive officers” by virtue of their status as our Principal Executive / Principal Financial Officers, and/or based upon their total compensation received for fiscal 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: February 5, 2007	By: /s/ Mark E. Saad
Mark E. Saad Chief Financial Officer

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